UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary information statement
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive information statement

THE RBB FUND TRUST
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check all boxes that apply):

[X]	No fee required.

[ ]	Fee paid previously with preliminary materials

[ ]	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

IMPORTANT NEWS ABOUT

The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt)

 Futures Strategy ETF - CHRG

a series of The RBB Fund Trust

615 East Michigan Street

Milwaukee, Wisconsin 53202

(609) 731-6256

Dear Shareholder:

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the appointment of Vident Advisory, LLC as investment sub-adviser for The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF (the “Fund”), a series of The RBB Fund Trust (the “Trust”).

Vident Investment Advisory, LLC (“VIA”) served as investment sub-adviser to the Fund from the Fund’s inception until July 14, 2023 (the “Closing Date”).

Under the Investment Company Act of 1940, as amended (the “1940 Act”), a transaction that results in a “change in control” of an investment adviser, or in this case, an investment sub-adviser, causes the sub-advisory agreement to be “assigned,” which results in the automatic termination of the sub-advisory agreement as required by the 1940 Act. On the Closing Date, Vident Advisory, LLC (“VA”), an affiliate of VIA, was acquired by Casey Crawford through various holding entities and all of VIA’s operations were assumed by VA (the “Transaction”). As a result of the Transaction, the Board of Trustees of the Trust, including a majority of the trustees who are not “interested persons” of the Fund, as such term is defined in the 1940 Act, at a meeting held on May 16-17, 2023, approved a new sub-advisory agreement among the Fund’s investment adviser, The Energy & Minerals Group Advisors, LLC, VA, and the Trust, on behalf of the Fund. The new sub-advisory agreement is materially identical to the previous agreement with VIA. The Board of Trustees is providing this Information Statement to the Fund’s shareholders.

As always, please feel free to contact the Fund at 1-800-617-0004 with any questions you may have.

Sincerely,

Steven Plump

President

The RBB Fund Trust

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The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF - CHRG

a series of The RBB Fund Trust

615 East Michigan Street

Milwaukee, Wisconsin 53202

(609) 731-6256

INFORMATION STATEMENT

This Information Statement is being provided to the shareholders of The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF (the “Fund”), a series of The RBB Fund Trust (the “Trust”). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an exemptive order under the Investment Company Act of 1940, as amended (the “1940 Act”) that the Trust received from the U.S. Securities and Exchange Commission (the “SEC”) on February 7, 2023 (the “Order”). The Order permits the Fund's investment adviser, The Energy & Minerals Group Advisors, LLC (the “Adviser”), to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees of the Trust (the “Board” or “Trustees”), including a majority of the trustees who are not “interested persons” of the Fund, as such term is defined in the 1940 Act (the “Independent Trustees”), without obtaining shareholder approval. The Order requires that each sub-adviser be an “investment adviser” as defined in Section 2(a)(20)(B) of the 1940 Act and registered as an investment adviser under the Investment Advisers Act of 1940 (“Advisers Act”) or not subject to such registration. Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement. The Trust may rely on the Order, provided the Fund is managed by the Adviser (or any entity controlling, controlled by or under common control with the Adviser) and complies with the terms and conditions set forth in the application for the Order.

At a meeting held on May 16-17, 2023 (the “Meeting”), the Board, including a majority of the Independent Trustees, considered and approved a new sub-advisory agreement among the Adviser, Vident Advisory, LLC (“VA” or the “Sub-Adviser”), and the Trust on behalf of the Fund, under which VA serves as the sub-adviser to the Fund (the “Sub-Advisory Agreement”) (in substantially the form attached hereto as Appendix A). VA is an affiliate of Vident Investment Advisory, LLC (“VIA”) and assumed all of VIA’s operations as of July 14, 2023, in connection with a transaction under which VIA’s operations were folded into VA, and VA was then acquired by Casey Crawford through various holding entities (the “Transaction”). The Sub-Advisory Agreement became effective on July 14, 2023 (the “Closing Date”) at which time the change in control of VIA became effective. The Sub-Advisory Agreement with VA is identical in all material respects, except for its effective date and the named entity performing sub-advisory services, to the previous sub-advisory agreement with VIA.

This Information Statement is being supplied to the Fund’s shareholders to fulfill the notice requirement of the Order, and a notice regarding the website availability of this Information Statement will be transmitted on or about October 12, 2023, to the Fund’s shareholders of record as of September 30, 2023 (the “Record Date”). This Information Statement describes the Sub-Advisory Agreement. As of the Record Date, there were issued and outstanding 125,000 total shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

A copy of the Fund’s most recent annual report and semi-annual report, including financial statements and schedules, are available at no charge by sending a written request to the Fund c/o U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, WI 53202, by calling 1-800-617-0004 or by visiting https://www.emgadvisors.com.

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NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTER DESCRIBED IN THIS INFORMATION STATEMENT. THE TRUST IS NOT ASKING YOU FOR A PROXY, AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

The Sub-Advisory Agreement

At the Meeting, the Board approved the appointment of VA, an affiliate of the Fund’s prior sub-advisor, VIA, as sub-adviser to the Fund pursuant to the Sub-Advisory Agreement among the Adviser, VA, and the Trust, on behalf of the Fund. Under the terms of the investment management agreement between the Trust, on behalf of the Fund, and the Adviser, the Adviser is entitled to receive an annual management fee from the Fund equal to 0.95% of the Fund’s average daily net assets. Under the terms of the Sub-Advisory Agreement, VA is entitled to receive an annual fee from the Adviser as set forth in Schedule A of the attached Sub-Advisory Agreement, subject to a minimum annual fee of $85,000. There will be no increase in total fees paid by the Fund in connection with the new Sub-Advisory Agreement. For such compensation, VA will continuously furnish an investment program which includes trading portfolio securities on behalf of the Fund, including selecting broker-dealers to execute purchase and sale transactions as instructed by the Adviser, subject to the supervision of the Adviser and the Board.

The Sub-Advisory Agreement provides that it will continue in force for an initial period of two years, and from year to year thereafter, but only so long as its continuance is approved at least annually by the Board at a meeting called for that purpose or by the vote of a majority of the outstanding shares of the Fund. The Sub-Advisory Agreement will automatically terminate in the event of an assignment. In addition, the Sub-Advisory Agreement can be terminated without the payment of any penalty by the Board, the Adviser, or vote of a majority of the outstanding shares of the Fund, on 60 days’ written notice to VA. The Sub-Advisory Agreement can be terminated by the Sub-Adviser without the payment of any penalty on 60 days’ written notice to the Adviser and the Board.

The Sub-Advisory Agreement provides that neither VA nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Sub-Advisory Agreement relates except a loss resulting from willful misfeasance, fraud, bad faith or gross negligence in the performance of duties or from reckless disregard of obligations and duties under the Sub-Advisory Agreement.

The Sub-Advisory Agreement is attached as Appendix A. You should read the Sub-Advisory Agreement. The description in this Information Statement of the Sub-Advisory Agreement is only a summary.

Brokerage Policies

The Sub-Advisory Agreement authorizes VA to select the brokers or dealers that will execute the purchases and sales of securities for the Fund and directs VA to seek for the Fund the most favorable execution and net price available under the circumstances. VA may cause the Fund to pay a broker a commission more than that which another broker might have charged for effecting the same transaction, in recognition of the value of the brokerage and research and other services provided by the broker to VA. For its most recent fiscal year ended August 31, 2023, the Fund paid in the aggregate $359 in brokerage commissions.

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During its most recent fiscal year, no Fund paid brokerage commissions to any registered broker-dealer affiliates of the Fund or the Adviser. No Fund held any securities of “regular broker dealers” as of its most recent fiscal year end.

Information Concerning VA

VA, a Delaware limited liability company, is located at 1125 Sanctuary Parkway, Suite 515, Alpharetta, Georgia 30009 and is a registered investment adviser that provides portfolio management services to separately managed accounts, and exchange traded funds, including the Fund. VA had approximately $7.4 billion of assets under management as of July 31, 2023. Pursuant to a purchase agreement signed on March 24, 2023, Vident Capital Holdings, LLC, (“VA Holdings”), a subsidiary of MM VAM, LLC, acquired a majority interest in VA on the Closing Date. VA Holdings is located at 8024 Calvin Hall Road, Fort Mill, South Carolina 29707. VA Holdings is an entity controlled by Casey Crawford. As of the Closing Date, Mr. Crawford controlled the Sub-Adviser. As part of the Transaction, the Sub-Adviser assumed the entirety of VIA’s operations. For this reason, the Sub-Advisory Agreement is with VA and not VIA, the Fund’s previous investment sub-adviser.

Executive Officers of VA. Information regarding the principal executive officers of VA is set forth below. The address of VA and its executive officers is 1125 Sanctuary Parkway, Suite 515, Alpharetta, Georgia 30009. The following individuals are the executive officers of VA:

Name	Position with VA
Vince Birley	Chief Executive Officer
Deborah Kimery	Chief Operating Officer
Amrita Nandakumar	President
Erik Olsen	Chief Compliance Officer

No Trustee or officer of the Trust currently holds any position with VA or its affiliated persons. No Trustee or officer of the Trust holds any position with VA Holdings or its affiliated persons.

Evaluation by the Board of Trustees

At a regularly scheduled Meeting of the Board of the Trust held on May 16-17, 2023, the Board, including the Independent Trustees, approved the new Sub-Advisory Agreement among the Adviser, VA, and the Trust, on behalf of the Fund. The Board’s determination to approve the Sub-Advisory Agreement followed the Board’s consideration of several factors and review of written materials provided by VA. The Board considered the expected impact of the Transaction on the Fund, noting VIA would no longer serve as sub-adviser to the Fund, and VA would serve as the successor entity to VIA. The Board also considered that the new Sub-Advisory Agreement with VA is identical in all material respects, except for its effective date and the named entity performing sub-advisory services, to the previous sub-advisory agreement with VIA. The Board’s deliberations and the information on which their conclusions were based are summarized below.

In connection with their deliberations regarding approval of the Sub-Advisory Agreement, the Board took into account all materials provided prior to and during the Meeting and at other meetings throughout the past year, the presentations made during the Meeting, and the discussions held during the Meeting. The Board reviewed VA’s responses to a series of questions regarding, among other things, investment performance, VA’s quality of services, comparative fee and expense information, and an estimate of VA’s profitability from managing the Fund.

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Among other things, the Trustees considered (i) the nature, extent, and quality of services to be provided to the Fund by the Sub-Adviser; (ii) descriptions of the experience and qualifications of the personnel providing those services; (iii) the Sub-Adviser’s investment philosophies and processes; (iv) the Sub-Adviser’s assets under management and client descriptions, as applicable; (v) Sub-Adviser’s soft dollar commission and trade allocation policies, as applicable; (vi) the Sub-Adviser’s advisory fee arrangements and other similarly managed clients, as applicable; (vii) the Sub-Adviser’s compliance procedures; (viii) the Sub-Adviser’s financial information and insurance coverage; (ix) the extent to which economies of scale are relevant to the Fund. The Trustees noted that the Fund had only recently commenced operations, and consequently there was little performance information to review with respect to the Fund.

Nature, Extent and Quality of Services. As part of their review, the Trustees considered the nature, extent and quality of the services proposed to be provided by the Sub-Adviser. The Trustees concluded that the Sub-Adviser had sufficient resources to provide services to the Fund.

Fees and Expenses. The Board also considered the fees payable to the Sub-Adviser under the Sub-Advisory Agreement. The Board noted that the fees for the Sub-Adviser were payable by the Adviser. The fees paid by the Adviser to the Sub-Adviser will not change as a result of the new Sub-Advisory Agreement.

Profitability, Economies of Scale, and Conclusion. After reviewing the information regarding the Adviser’s and the Sub-Adviser’s estimated costs, profitability and economies of scale, and after considering the services to be provided by the Sub-Adviser, the Trustees concluded that the sub-advisory fee to be paid to the Sub-Adviser by the Adviser was fair and reasonable, that the Sub-Advisory Agreement is in the best interests of the Fund and its shareholders and does not involve a conflict of interest from which Adviser or Sub-Adviser derives an inappropriate advantage and that the Sub-Advisory Agreement should be approved.

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OTHER INFORMATION

OPERATION OF THE FUND

The Fund is a non-diversified series of the Trust. The Trust is an open-end investment management company organized as a Delaware statutory trust and formed by an Agreement and Declaration of Trust on August 29, 2014. The Trust’s principal executive offices are located at 615 East Michigan Street Milwaukee, Wisconsin 53202. The Board supervises the business activities of the Fund. Like other mutual funds, the Fund retains various organizations to perform specialized services. Quasar Distributors, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101, serves as the distributor of the Fund. U.S. Bank, N.A, located at1555 North Rivercenter Drive, Suite 302, Milwaukee, WI 53212, serves as custodian (the “Custodian”) of the Fund. Faegre Drinker Biddle & Reath LLP, One Logan Square, Suite 2000, Philadelphia, Pennsylvania 19103-6996, serves as counsel to the Trust. U.S. Bank Global Fund Services, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the Fund’s administrator and transfer agent.

SECURITY OWNERSHIP OF MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

As of the Record Date, the Trustees and officers, as a group, beneficially owned approximately 2.5% of the shares of the Fund.

As of the Record Date, the record owners of more than 5% of shares of the Fund are listed in the following table.

Name and Address of Beneficial or Record Owner	Number of Record and Beneficial (Shares)	Percent (%) of Class
JPMorgan Chase Bank, N.A.* 270 Park Avenue, 31st Floor New York, NY 10017	44,000	35.20%
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105	16,754	13.40%
J.P Morgan Securities LLC 383 Madison Avenue New York, NY 10179	15,434	12.35%
Goldman Sachs & Co., LLC 200 West Street New York, NY 10282	11,920	9.54%
National Financial Services, LLC 200 Liberty Street New York, NY 10281	9,518	7.61%

*       May be deemed to control the Fund because holds more than 25% of the outstanding shares.

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SHAREHOLDER MEETINGS

The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The timely submission of a proposal does not guarantee its consideration at the meeting.

DELIVERY OF DOCUMENTS

If you and another shareholder share the same address, the Trust may only send one Information Statement unless you or the other shareholder(s) request(s) otherwise. Call or write to the Trust if you wish to receive a separate copy of the Information Statement and the Trust will promptly mail a copy to you. You may also call or write to the Trust if you wish to receive a separate information statement in the future or if you are receiving multiple copies now and wish to receive a single copy in the future. For such requests, write to the Trust, c/o U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, Milwaukee, WI 53202, or call 1-800-617-0004.

BY ORDER OF THE BOARD OF TRUSTEES

Steven Plump, President

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Appendix A

INVESTMENT SUB-ADVISORY AGREEMENT

with

Vident Advisory, LLC

This INVESTMENT SUB-ADVISORY AGREEMENT (the “Agreement”) is made as of this 14th day of July 2023 by and among THE ENERGY & MINERALS GROUP ADVISORS, LLC, a Delaware limited liability company (the “Adviser”), THE RBB FUND TRUST, a Delaware statutory trust (the “Trust”), and VIDENT ADVISORY, LLC, a Delaware limited liability company (the “Sub-Adviser”).

W I T N E S S E T H

WHEREAS, the Trust is an open-end management investment company, registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”); and

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated December 27, 2022, with the Trust; and

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act and is engaged in the business of supplying investment advice as an independent contractor; and

WHEREAS, the Investment Advisory Agreement contemplates that the Adviser may appoint a sub-adviser to perform some or all of the services for which the Adviser is responsible; and

WHEREAS, the Sub-Adviser is willing to furnish such services to the Adviser and each Fund listed in Schedule A to this Agreement (each a “Fund” and, collectively, the “Funds”).

A G R E E M E N T

NOW, THEREFORE, in consideration of the mutual covenants and benefits set forth herein, the parties do hereby agree as follows:

1.       Duties of the Sub-Adviser. Subject to supervision and oversight of the Adviser and the Board of Trustees of the Trust (the “Board”), and in accordance with the terms and conditions of the Agreement, the Sub-Adviser shall manage all of the securities and other assets of the Funds entrusted to it hereunder (the “Assets”), including the purchase, retention and disposition of the Assets, in accordance with the Funds’ respective investment objectives, guidelines, policies and restrictions as stated in each Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively and respectively as the “Prospectus” and the “Statement of Additional Information” (and together, the “Registration Statement”), and subject to the following:

(a)	The Sub-Adviser shall, subject to subparagraph (b), determine from time to time what Assets will be purchased, retained or sold by the Funds, and what portion of the Assets will be invested or held uninvested in cash as is permissible.

(b)	In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall act in conformity with the Prospectus, the Statement of Additional Information, the written instructions and directions of the Adviser and of the Board, the terms and conditions of all applicable exemptive and no-action relief granted to the Trust as amended from time to time and provided to the Sub-Adviser and the Trust’s policies and procedures provided to the Sub-Adviser and will conform to and comply with the requirements of the 1940 Act, the Advisers Act, the Commodity Exchange Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations, as each is amended from time to time.

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(c)	The Sub-Adviser shall determine the Assets to be purchased or sold by the Funds as provided in subparagraph (a) and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the Funds’ Prospectus and Statement of Additional Information or as the Board or the Adviser may direct in writing from time to time, in conformity with all federal securities laws. In executing Fund transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best execution and overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934 (the “Exchange Act”)). Consistent with any guidelines established by the Board and Section 28(e) of the Exchange Act, as amended, the Sub-Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to its discretionary clients, including the Fund. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Trust’s principal underwriter) if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will the Assets be purchased from or sold to the Adviser, Sub-Adviser, the Trust’s principal underwriter, or any affiliated person of the Trust, Adviser, the Sub-Adviser or the principal underwriter, acting as principal in the transaction, except to the extent permitted by the U.S. Securities and Exchange Commission (“SEC”) and the 1940 Act.

(d)	The Sub-Adviser shall maintain all books and records with respect to transactions involving the Assets required by subparagraphs (b)(1), (5), (6), (7), (8), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser shall keep the books and records relating to the Assets required to be maintained by the Sub-Adviser under this Agreement and shall timely furnish to the Adviser all information relating to the Sub-Adviser’s services under this Agreement needed by the Adviser to keep the other books and records of the Fund required by Rule 31a-1 under the 1940 Act, as requested by the Adviser. The Sub-Adviser agrees that all records that it maintains on behalf of a Fund are property of the Fund and the Sub-Adviser will surrender promptly to the Fund any of such records upon the Fund’s request; provided, however, that the Sub-Adviser may retain a copy of such records. In addition, for the duration of this Agreement, the Sub-Adviser shall preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement and shall transfer said records to any successor sub-adviser upon the termination of this Agreement (or, if there is no successor sub-adviser, to the Adviser); provided, however, that the Sub-Adviser may retain a copy of such records.

(e)	The Sub-Adviser shall provide the Fund’s custodian on each business day with information relating to all transactions concerning the Assets and shall provide the Adviser with such information upon request of the Adviser and shall otherwise cooperate with and provide reasonable assistance to the Adviser, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust.

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(f)	The Adviser acknowledges that the Sub-Adviser performs investment advisory services for various other clients in addition to the Funds and, to the extent it is consistent with applicable law and the Sub-Adviser’s fiduciary obligations, the Sub-Adviser may give advice and take action with respect to any of those other clients that may differ from the advice given or the timing or nature of action taken for a particular Fund.

(g)	The Sub-Adviser shall promptly notify the Adviser and the Trust of any financial condition that is reasonably and foreseeably likely to impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement.

(h)	The Sub-Adviser shall not be responsible for reviewing proxy solicitation materials and voting and handling proxies. The Sub-Adviser will have no obligation to advise, initiate or take any other action on behalf of the Adviser, the Funds or the Assets in any legal proceedings (including, without limitation, class actions and bankruptcies) relating to the securities comprising the Assets or any other matter. The Sub-Adviser will not file proofs of claims relating to the securities comprising the Assets or any other matter and will notify the Adviser, the Funds or the Trust’s custodian of class action settlements or bankruptcies relating to the Assets.

(i)	In performance of its duties and obligations under this Agreement, the Sub-Adviser shall not consult with any other sub-adviser to the Funds or a sub-adviser to a portfolio that is under common control with the Funds concerning the Assets, except as permitted by the policies and procedures of the Funds. The Sub-Adviser shall not provide investment advice to any assets of the Funds other than the Assets which it sub-advises.

(j)	On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Funds as well as other clients of the Sub-Adviser, the Sub-Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Sub-Adviser will allocate securities so purchased or sold, as well as the expenses incurred in the transaction, in a manner the Sub-Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

(k)	The Sub-Adviser shall maintain books and records with respect to the Funds’ securities transactions and keep the Board and the Adviser fully informed on an ongoing basis as agreed by the Adviser and the Sub-Adviser of all material facts concerning the Sub-Adviser’s ability to provide services to the Funds and its key investment personnel providing services with respect to the Funds and the investment and the reinvestment of the Assets of the Funds. The Sub-Adviser shall furnish to the Adviser or the Board such reasonably requested regular, periodic and special reports, balance sheets or financial information, and such other information with regard to its affairs as the Adviser or Board may reasonably request and the Sub-Adviser will attend meetings with the Adviser and/or the Board, as reasonably requested, to discuss the foregoing. Upon the request of the Adviser or the Trust, the Sub-Adviser shall also furnish to the Adviser any other information relating to the Assets that is required to be filed by the Adviser or the Trust with the SEC or sent to shareholders under the 1940 Act (including the rules adopted thereunder) or any exemptive or other relief that the Adviser or the Trust obtains from the SEC.

(l)	The fair valuation of securities in a Fund may be required when the Adviser becomes aware of significant events that may affect the pricing of all or a portion of a Fund’s portfolio. The Sub-Adviser will provide assistance in determining the fair value of the Assets, as necessary and reasonably requested by the Adviser or its agent, it being understood that the Sub-Adviser will not be responsible for determining the value of any such security.

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(m)	The Adviser may add or withdraw Assets from the Sub-Adviser on written notice (including e-mail) to the Sub-Adviser. Any such notice shall set forth the amount of the increase or withdrawal, or identify the specific Assets to be added or withdrawn, the date on which such increase or withdrawal shall become effective, and such other information deemed necessary or appropriate by the Adviser.

2.       Duties of the Adviser. The Adviser shall continue to have responsibility for all services to be provided to the Funds pursuant to the Investment Advisory Agreement and shall oversee and review the Sub-Adviser’s performance of its duties under this Agreement; provided, however, that in connection with its management of the Assets, nothing herein shall be construed to relieve the Sub-Adviser of responsibility for compliance with the Prospectus, the Statement of Additional Information, the written instructions and directions of the Board, the requirements of the 1940 Act, the Code, and all other applicable federal laws and regulations, as each is amended from time to time.

3.       Delivery of Documents. The Adviser has furnished the Sub-Adviser with copies of each of the following documents:

(a)	The Trust’s Agreement and Declaration of Trust (such Agreement and Declaration of Trust, as in effect on the date of this Agreement and as amended from time to time, herein called the “Declaration of Trust”);

(b)	By-Laws of the Trust (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the “By-Laws”);

(c)	Prospectus and Statement of Additional Information of the Funds, as amended from time to time;

(d)	Resolutions of the Board approving the engagement of the Sub-Adviser as a sub-adviser to the Funds;

(e)	Resolutions, policies and procedures adopted by the Board with respect to the Assets to the extent such resolutions, policies and procedures may affect the duties of the Sub-Adviser hereunder;

(f)	A list of the Trust’s principal underwriter and each affiliated person of the Adviser, the Trust or the principal underwriter; and

(g)	The terms and conditions of exemptive and no-action relief granted to the Trust, as amended from time to time.

The Adviser shall promptly furnish the Sub-Adviser from time to time with copies of all amendments of or supplements to the foregoing. Until so provided, the Sub-Adviser may continue to rely on those documents previously provided. The Adviser shall not, and shall not permit any of the Funds to, use the Sub-Adviser’s name or make representations regarding Sub-Adviser or its affiliates without prior written consent of Sub-Adviser, such consent not to be unreasonably withheld. Notwithstanding the foregoing, the Sub-Adviser’s approval is not required when the information regarding the Sub-Adviser used by the Adviser or the Fund is limited to information disclosed in materials provided by the Sub-Adviser to the Adviser in writing specifically for use in the Fund’s Registration Statement, as amended or supplemented from time to time, or in Fund shareholder reports or proxy statements and the information is used (a) as required by applicable law, rule or regulation, in the Prospectus or Statement of Additional Information of the Fund or in Fund shareholder reports or proxy statements; or (b) as may be otherwise specifically approved in writing by the Sub-Adviser prior to use.

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4.       Compensation to the Sub-Adviser. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, a sub-advisory fee at the rate specified in Schedule A which is attached hereto and made part of this Agreement. The fee will be calculated based on the daily value of the Assets under the Sub-Adviser’s management (as calculated as described in the Fund’s Registration Statement), shall be computed daily, and will be paid to the Sub-Adviser not less than monthly in arrears. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretations), the Sub-Adviser may, in its sole discretion and from time to time, waive a portion of its fee.

In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect; provided, however that any minimum annual fee for any Fund (as noted on Schedule A) will not be prorated if this Agreement is terminated with respect to such Fund within twelve (12) months of its inception under this Agreement, but, rather, such minimum annual fee shall be paid by the Adviser in full (minus any investment management fees already paid during such period) at the time of termination.

5.       Expenses. The Sub-Adviser will furnish, at its expense, all necessary facilities and personnel, including personnel compensation, expenses and fees required for the Sub-Adviser to perform its duties under this Agreement; this includes administrative facilities, including operations and bookkeeping, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement. The Sub-Adviser may enter into an agreement with the Funds to limit the operating expenses of the Fund.

6.       Indemnification. The Sub-Adviser shall indemnify and hold harmless the Adviser, the Trust, all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) however arising from or in connection with the performance of the Sub-Adviser’s obligations under this Agreement to the extent resulting from or relating to Sub-Adviser’s own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement; provided, however, that the Sub-Adviser’s obligation under this Section 6 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Adviser, the Trust, all affiliated persons thereof and all controlling persons thereof, is caused by or is otherwise directly related to the Adviser’s own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

The Sub-Adviser acknowledges that the Trust is a series trust, and each Fund is a separate and distinct series of the Trust. As such, the Sub-Adviser acknowledges and agrees that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing as a result of this Agreement with respect to a Fund shall be enforceable against the assets of that Fund separately, and not against the assets of the Trust generally or the assets of any other portfolio or series of the Trust.

The Adviser shall indemnify and hold harmless the Sub-Adviser and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended) from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) however arising from or in connection with this Agreement (including, without limitation, any claims of infringement or misappropriation of the intellectual property rights of a third party against the Sub-Adviser or any affiliated person relating to any index or index data provided to Sub-Adviser by the Adviser or Adviser’s agent and used by the Sub-Adviser in connection with performing its duties under this Agreement); provided, however, that the Adviser’s obligation under this Section 6 shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by the Sub-Adviser, is caused by or is otherwise directly related to the Sub-Adviser’s own willful misfeasance, fraud, bad faith or gross negligence, or to the reckless disregard of its duties under this Agreement.

Notwithstanding anything to the contrary contained herein, no party to this Agreement shall be responsible or liable for its failure to perform under this Agreement or for any losses to the Assets resulting from any event beyond the reasonable control of such party or its agents, including, but not limited to, nationalization, expropriation, devaluation, seizure or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, levies or other charges affecting the Assets; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts or war, terrorism, insurrection or revolution; pandemics, or acts of God, or any other similar event. In no event shall any party be responsible for incidental, consequential or punitive damages hereunder.

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The provisions of this Section shall survive the termination of this Agreement.

7.       Representations and Warranties of Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser and the Trust as follows:

(a)	The Sub-Adviser is registered with the SEC as an investment adviser under the Advisers Act and will continue to be so registered so long as this Agreement remains in effect;

(b)	The Sub-Adviser will promptly notify the Adviser of the occurrence of any event that would substantially impair the Sub-Adviser’s ability to fulfill its commitment under this Agreement or disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act. There is no litigation or regulatory proceeding pending or, to the knowledge of the Sub-Adviser, threatened against the Sub-Adviser that could materially affect the Sub-Adviser’s ability to carry out its duties under this Agreement. The Sub-Adviser will also promptly notify the Trust and the Adviser if it, a member of its executive management or portfolio manager for the Assets is served or otherwise receives notice of any action, suit, proceeding or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Funds or relating to the investment advisory services of the Sub-Adviser provided pursuant to this Agreement, including any deficiency arising from a routine regulatory examination that could materially affect the Sub-Adviser’s ability to carry out its duties under this Agreement;

(c)	The Sub-Adviser will notify the Adviser promptly upon detection of (a) any material failure to manage the Fund(s) in accordance with the Fund(s)’ stated investment objectives, guidelines and policies or any applicable law or regulation; or (b) any material breach of any of the Fund(s)’ or the Sub-Adviser’s policies, guidelines or procedures relating to the Funds.

(d)	The Sub-Adviser is fully authorized under all applicable law and regulation to enter into this Agreement and serve as Sub-Adviser to the Funds and to perform the services described under this Agreement;

(e)	The Sub-Adviser is a limited liability company duly organized and validly existing under the laws of the state of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted, and the Sub-Adviser conducts its business in compliance in all material respects with the requirements of all applicable laws and regulations;

(f)	The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its corporate members or board, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser;

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(g)	This Agreement is a valid and binding agreement of the Sub-Adviser;

(h)	The Form ADV of the Sub-Adviser previously provided to the Adviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate, current and complete in all material respects as of its filing date, and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Sub-Adviser shall provide an updated Form ADV promptly upon request from the Adviser or from the Trust’s CCO;

(i)	The Sub-Adviser shall not divert any Fund’s portfolio securities transactions to a broker or dealer in consideration of such broker or dealer’s promotion or sales of shares of the Fund, any other series of the Trust, or any other registered investment company; and

(j)	The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage as determined by the Sub-Adviser and subject to review by the Board, and shall provide evidence of such coverage to the Board promptly upon request.

8.         Duration and Termination. The effectiveness and termination dates of this Agreement shall be determined separately for each Fund as described below.

(a)	Duration. This Agreement shall become effective with respect to a Fund upon the latest of (i) the approval by a vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; (ii) the approval of a majority of the Fund’s outstanding voting securities, if required by the 1940 Act; and (iii) the commencement of the Sub-Adviser’s management of the Fund. With respect to the Fund, this Agreement shall continue in effect until August 16, 2024, subject thereafter to being continued in force and effect from year to year if specifically approved each year by the Board or by the vote of a majority of the Fund’s outstanding voting securities. In addition to the foregoing, each renewal of this Agreement must be approved by the vote of a majority of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Prior to voting on the renewal of this Agreement, the Board may request and evaluate, and the Sub-Adviser shall furnish, such information as may reasonably be necessary to enable the Board to evaluate the terms of this Agreement.

(b)	Termination. Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time with respect to a Fund, without payment of any penalty:

(i)       By vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Funds, or by the Adviser, in each case, upon sixty (60) days’ written notice to the Sub-Adviser;

(ii)       By the Adviser upon breach by the Sub-Adviser of any representation or warranty contained in Section 7 and Section 9 hereof, which shall not have been cured within twenty (20) days of the Sub-Adviser’s receipt of written notice of such breach;

(iii)       By the Adviser immediately upon written notice to the Sub-Adviser if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement; or

(iv)       By the Sub-Adviser upon sixty (60) days’ written notice to the Adviser and the Board.

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This Agreement shall terminate automatically and immediately in the event of its assignment, or in the event of a termination of the Investment Advisory Agreement with the Trust upon notice to the Sub-Adviser. As used in this Section 8, the terms “assignment” and “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the SEC under the 1940 Act.

9.       Regulatory Compliance Program of the Sub-Adviser. The Sub-Adviser hereby represents and warrants that:

(a)	in accordance with Rule 206(4)-7 under the Advisers Act, the Sub-Adviser has adopted and implemented and will maintain written policies and procedures reasonably designed to prevent violation by the Sub-Adviser and its supervised persons (as such term is defined in the Advisers Act) of the Advisers Act and the rules the SEC has adopted under the Advisers Act; and

(b)	the Sub-Adviser has adopted and implemented and will maintain written policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as such term is defined in Rule 38a-1 under the 1940 Act) by the Funds and the Sub-Adviser applicable to the Sub-Adviser’s services provided under this Agreement (the policies and procedures referred to in this Section 9(b), along with the policies and procedures referred to in Section 9(a), are referred to herein as the Sub-Adviser’s “Compliance Program”).

10.       Confidentiality. Subject to the duty of the Adviser or Sub-Adviser to comply with applicable law and regulation, including any demand or request of any regulatory, governmental or tax authority having jurisdiction, the parties hereto shall treat as confidential all non-public information pertaining to the Funds and the actions of the Sub-Adviser and the Funds in respect thereof. It is understood that any information or recommendation supplied by the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Adviser, the Funds, the Board, or such persons as the Adviser may reasonably designate in connection with the Funds. It is also understood that any information supplied to the Sub-Adviser in connection with the performance of its obligations hereunder is to be regarded as confidential and for use only by the Sub-Adviser, its affiliates and agents in connection with its obligation to provide investment advice and other services to the Funds and to assist or enable the effective management of the Adviser’s and the Funds’ overall relationship with the Sub-Adviser and its affiliates. The parties acknowledge and agree that all nonpublic personal information with regard to shareholders in the Funds shall be deemed proprietary and confidential information of the Adviser, and that the Sub-Adviser shall use that information solely in the performance of its duties and obligations under this Agreement and shall take reasonable steps to safeguard the confidentiality of that information. Further, the Sub-Adviser shall maintain and enforce adequate security and oversight procedures with respect to all materials, records, documents and data relating to any of its responsibilities pursuant to this Agreement including all means for the effecting of investment transactions.

11.       Reporting of Compliance Matters.

(a)	The Sub-Adviser shall promptly provide to the Chief Compliance Officer (“CCO”) of the Trust and the Adviser the following:

(i)       a report of any material violations of the Sub-Adviser’s Compliance Program or any “material compliance matters” (as such term is defined in Rule 38a-1 under the 1940 Act) that have occurred with respect to the Sub-Adviser’s Compliance Program;

(ii)       on a quarterly basis, a report of any material changes to the policies and procedures that compose the Sub-Adviser’s Compliance Program;

(iii)       a copy of the summary of the Sub-Adviser’s chief compliance officer’s report (or similar document(s) which serve the same purpose) regarding his or her annual review of the Sub-Adviser’s Compliance Program, as required by Rule 206(4)-7 under the Advisers Act; and

(iv)       an annual (or more frequently as the CCO of the Trust and the Adviser may reasonably request) representation regarding the Sub-Adviser’s compliance with Section 7 and Section 9 of this Agreement.

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(b)	The Sub-Adviser shall also provide the CCO of the Trust and the Adviser with reasonable access, during normal business hours, to the Sub-Adviser’s facilities for the purpose of conducting pre-arranged on-site compliance related due diligence meetings with personnel of the Sub-Adviser.

12.       Index Data. The Adviser has obtained all licenses and permissions necessary for the Sub-Adviser to use any index data provided to it by the Adviser or Adviser’s agent under this Agreement and the Sub-Adviser is not required to obtain any such licenses or permissions itself.

13.       Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without regard to conflict of law principles; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.

14.       Severability. Should any part of this Agreement be held invalid by a court decision, statute, regulation, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

15.       Notice. Any notice, advice, document, report or other client communication to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid or electronically addressed by the party giving notice to the other party at the last address furnished by the other party. By consenting to the electronic delivery of any notice, advice, document, report or other client communication in respect of this Agreement or as required pursuant to applicable law, the Adviser authorizes the Sub-Adviser to deliver all communications by email or other electronic means.

To the Adviser at:	The Energy & Minerals Group Advisors, LLC 704 Goodlette Frank Road North, Suite 118 Naples, Florida 34102 Attention: William McDonough
To the Trust at:	The RBB Fund Trust c/o U.S. Bancorp Fund Services, LLC 615 East Michigan St. Milwaukee, WI 53202 Attention: Steven Plump, President
To the Sub-Adviser at:	Vident Advisory, LLC 1125 Sanctuary Parkway, Suite 515 Alpharetta, Georgia, 30009 Attention: Amrita Nandakumar Email: anandakumar@videntinvestmentadvisory.com

16.       Non-Hire/Non-Solicitation. The parties hereby agree that, during the term of this Agreement, neither party shall, for any reason, directly or indirectly, on its own behalf or on behalf of others, knowingly hire any person employed by the other party (a “Restricted Person”), whether or not such Restricted Person is a full-time employee or whether or not any Restricted Person’s employment is pursuant to a written agreement or is at-will. The parties further agree that, to the extent that a party breaches the covenant described in this paragraph, the other party shall be entitled to pursue all appropriate remedies in law or equity.

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17.       Amendment of Agreement. This Agreement may be amended only by written agreement of the Adviser, the Sub-Adviser and the Trust, and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

18.       Representations and Warranties of the Adviser.

(a)	Each Fund is an “eligible contract participant” as defined in Section 1a(18) of the U.S. Commodity Exchange Act (the “CEA”) and U.S. Commodity Futures Trading Commission (“CFTC”) Rule 1.3(m) thereunder and a “qualified eligible person” as defined in Rule 4.7 of the CFTC. The Adviser consents to each Fund being treated as an exempt account under Rule 4.7 of the CFTC;

(b)	The Adviser is registered with the National Futures Association as a commodity pool operator;

(c)	The execution, delivery and performance by the Adviser and the Funds of this Agreement have been duly authorized by all necessary action on the part of the Adviser and the Board (including full authority to bind the Funds to the terms of this Agreement); and

(d)	The Adviser will promptly notify the Sub-Adviser if any of the above representations in this Section are no longer true and accurate.

19.       Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to this Agreement’s subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

20.       Interpretation. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act will be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein will have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision will be deemed to incorporate the effect of such rule, regulation or order.

21.       Headings. The headings in the sections of this Agreement are inserted for convenience of reference only and will not constitute a part hereof.

In the event the terms of this Agreement are applicable to more than one Fund of the Trust as specified in Schedule A attached hereto, the Adviser is entering into this Agreement with the Sub-Adviser on behalf of the respective Funds severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Fund as if contained in separate agreements between the Adviser and Sub-Adviser for each such Fund. In the event that this Agreement is made applicable to any additional Funds by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Fund so that, for example, the execution date for purposes of Section 8 of this Agreement with respect to such Fund shall be the execution date of the relevant Schedule.

22.       Miscellaneous. Where the effect of a requirement of the 1940 Act or Advisers Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

THE ENERGY & MINERALS GROUP ADVISORS, LLC

By:

Name:	William McDonough

Title:	Chief Executive Officer

VIDENT ADVISORY, LLC

By:

Name:	Amrita Nandakumar

Title:	President

THE RBB FUND TRUST

By:

Name:	Steven Plump

Title:	President
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SCHEDULE A

to the

INVESTMENT SUB-ADVISORY AGREEMENT

The Adviser will pay to the Sub-Adviser as compensation for the Sub-Adviser’s services rendered, a fee, computed daily at an annual rate based on the greater of (1) the minimum fee or (2) the daily net assets of the respective Fund in accordance with the following fee schedule:

Fund	Minimum Fee	Rate
The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF	$85,000 annual minimum.	0.09% on the first $250 million in assets, 0.085% on the next $250 million in assets, and 0.08% on all assets thereafter.

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The Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF - CHRG

a series of The RBB Fund Trust

615 East Michigan Street

Milwaukee, Wisconsin 53202

(609) 731-6256

IMPORTANT NOTICE OF INTERNET AVAILABILITY

OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Energy & Minerals Group EV, Solar & Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures Strategy ETF (the “Fund”), a series of The RBB Fund Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of the Sub-Advisory Agreement among the Fund’s investment adviser, The Energy & Minerals Group Advisors, LLC (the “Adviser”), the Trust on behalf of the Fund, and Vident Advisory, LLC, the Fund’s sub-adviser.

The Trust has received an exemptive order (the “Order”) from the U.S. Securities and Exchange Commission that allows the Adviser to hire and replace investment sub-advisers and to make changes to existing sub-advisory agreements without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Fund’s website.

This Notice of Internet Availability of the Information Statement is being transmitted on or about October 12, 2023 to shareholders of record of the Fund as of September 30, 2023. The Information Statement will be available on the Fund’s website at https://www.emgadvisors.com until January 31, 2024. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at invest@emgadvisors.com or toll-free at (1-800-617-0004).

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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